Exhibit 99

FOR RELEASE 3:00 P.M. CENTRAL Thursday, February 19, 2009 Contact: John K. Bakewell (901) 867-4527
Wright Medical Group, Inc. Reports Results for Fourth
Quarter Ended December 31, 2008
Strong Sales Growth and Operating Leverage Combine for 23% Increase
in Adjusted Operating Income
Company Provides Revised Outlook for 2009
ARLINGTON, TN – February 19, 2009 – Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics, today reported financial results for its fourth quarter ended December 31, 2008.
Net sales totaled $120.1 million during the fourth quarter ended December 31, 2008, representing a 16% increase over net sales of $103.2 million during the fourth quarter of 2007, meeting its previously communicated outlook range of $119 million to $122 million. Excluding the impact of foreign currency, net sales increased 18% during the fourth quarter.
For the fourth quarter of 2008, the Company recorded a net loss of $2.7 million, or $0.07 per diluted share, compared to net income for the fourth quarter of 2007 of $1.4 million, or $0.04 per diluted share. Net income for the fourth quarter of 2008 included the after-tax effects of approximately $3.0 million of non-cash stock-based compensation expense, $2.9 million of expenses related to the ongoing U.S. governmental inquiries, $1.1 million of restructuring charges related to the previously announced closure of the Company’s Toulon, France operations, and $18,000 of acquisition related inventory step-up amortization, as well as an $11.2 million tax provision associated with the write-off of French net operating losses (NOLs). Net income for the fourth quarter of 2007 included the after-tax effect of approximately $4.4 million of restructuring charges, $4.1 million of non-cash stock-based compensation expense, $3.9 million of charges associated with an unfavorable arbitration ruling, and $109,000 of acquisition related inventory step-up amortization.
Excluding those items previously mentioned, fourth quarter net income, as adjusted, increased 25% to $12.6 million in 2008 from $10.1 million in 2007, while diluted earnings per share, as adjusted, increased 15% to $0.31 for the fourth quarter of 2008 from $0.27 per diluted share for the fourth quarter of 2007. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.
Gary D. Henley, President and Chief Executive Officer commented, “We are pleased with our fourth quarter top- and bottom-line results, as we delivered sales growth that was among the best in our industry while continuing to expand our adjusted operating margin. Our sales growth during the fourth quarter continued to be broad-based as we experienced annual increases across all major product lines, as well as both in the U.S. and internationally. We are also very pleased with our full year performance which included sales growth of 20% combined with 270 basis points of adjusted SG&A leverage, producing an outstanding adjusted operating income growth of 36%.”
Mr. Henley continued, “Looking forward, while we remain clearly committed to the long-standing corporate financial objectives that we reiterated during our December guidance call, today we are adjusting our outlook for 2009 to incorporate an expectation for procedural demand in the current economy that is more in line with industry expectations, and also to reflect additional costs that will enable us to devote more resources to global compliance efforts this year. Taking these measures positions us for sustained success in the orthopaedic market place.”

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Sales Review
Globally, the Company experienced growth across all of its major product lines during the fourth quarter of 2008. Specifically, global net sales of the Company’s extremity, hip, knee, and biologics product lines increased by 31%, 22%, 9% and 5%, respectively, during the fourth quarter of 2008 when compared to the fourth quarter of 2007.
Domestic sales totaled $74.8 million during the fourth quarter of 2008, representing an increase of 19% compared to prior year. Fourth quarter domestic sales of the Company’s extremity, hip, biologics, and knee product lines reflected growth of 38%, 16%, 13% and 9%, respectively.
International sales, as reported, were $45.3 million for the fourth quarter of 2008, representing an increase of 13% compared to prior year. The Company’s international sales results included an unfavorable foreign currency impact totaling approximately $2.0 million during the fourth quarter of 2008. Excluding the impact of foreign currency, international sales increased by 18% during the fourth quarter of 2008.
Outlook
The Company’s earnings targets, as communicated in the guidance ranges stated below for the full year and the first quarter of 2009 exclude the effect of possible future acquisitions, other material future business developments, the impact of recording non-cash stock-based compensation and restructuring charges, and costs associated with the Company’s ongoing U.S. governmental inquiries.
The Company has revised its sales target for the full year 2009 to a range of $500 million to $510 million compared to its previously-communicated guidance range of $510 million to $520 million. This new sales target represents annualized as-reported growth between approximately 7.5% and 10% and constant-currency growth expectations of approximately 11% to 13%, reflecting the Company’s latest views regarding the outlook for end market procedural growth during 2009. The Company is also revising its previously-communicated as-adjusted earnings per share outlook to a target range for the full year of $0.85 to $0.92 per diluted share, down from $0.96 to $1.02 per share. This revised earnings per share outlook reflects the effect of the aforementioned sales target revision as well as incremental expenses associated with global compliance initiatives. The Company continues to anticipate solid operating performance during 2009, with expectations continuing for full-year adjusted operating income growth of 8 to 16% despite expectations, as previously communicated, for approximately 110 basis points of unfavorable currency exchange impact on operating margins during the year.
The Company’s anticipated targets for the first quarter of 2009 for net sales are in the range of $120 million to $123 million, representing as-reported sales growth objectives between approximately 4% and 6% and constant-currency growth expectations of approximately 7% to 10%, with as-adjusted earnings per share results ranging from $0.17 to $0.19 per diluted share.
As noted above, the Company’s financial targets exclude the impact of non-cash stock-based compensation charges as well as the impact of restructuring charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, many of which not being within the Company’s control, the Company currently estimates that the after-tax impact of those expenses will range from $0.23 to $0.26 per diluted share for the full year 2009 and $0.05 to $0.06 per diluted share for the first quarter of 2009. With regard to restructuring charges, the Company has restated its estimate of total pre-tax charges related to the closing of the Toulon facilities to a range of approximately $28 million to $32 million, of which $25.6 million have been incurred to date.
The Company’s anticipated targets for net sales, adjusted earnings per share, and stock-based compensation charges and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

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Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-770-7120 (domestic) or 617-213-8065 (international). The participant passcode for the call is “wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate – Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until March 13, 2009. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 92246614. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate – Investor Information – Audio Archives” section of the Company’s website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate – Investor Information – Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, costs related to the on-going U.S. governmental inquiries, restructuring charges and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. The Company wishes to caution readers that actual results might differ materially from those described in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including the factors discussed in the Company’s filings with the Securities and Exchange Commission (including the Company’s annual report on Form 10-K for the year ended December 31, 2007, under the heading, “Risk Factors” and its quarterly reports), which could cause the Company’s actual results to materially differ from those described in the forward-looking statements. Although the Company believes that the forward-looking statements are accurate, there can be no assurance that any forward-looking statement will prove to be accurate. A forward-looking statement should not be regarded as a representation by the Company that the results described therein will be achieved. The Company wishes to caution readers not to place undue reliance on any forward-looking statement. The forward-looking statements are made as of the date of this press release. The Company assumes no obligation to update any forward-looking statement after this date.

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Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of reconstructive joint devices and biologics. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Net sales	$120,109	$103,156	$465,547	$386,850
Cost of sales	35,090	28,404	134,377	108,407
Cost of sales – restructuring	—	2,139	—	2,139

Gross profit	85,019	72,613	331,170	276,304

Operating expenses:
Selling, general and administrative	64,035	61,123	261,396	225,929
Research and development	8,577	6,299	33,292	28,405
Amortization of intangible assets	1,270	989	4,874	3,782
Restructuring charges	1,110	2,229	6,705	16,734
Acquired in-process research and development	—	—	2,490	—

Total operating expenses	74,992	70,640	308,757	274,850

Operating income	10,027	1,973	22,413	1,454
Interest expense (income), net	1,054	112	2,181	(1,252)
Other (income) expense, net	(431)	330	(1,338)	375

Income (loss) before income taxes	9,404	1,531	21,570	2,331
Provision for income taxes	12,095	147	18,373	1,370

Net (loss) income	$(2,691)	$1,384	$3,197	$961

Net (loss) income per share, basic	$(0.07)	$0.04	$0.09	$0.03

Net (loss) income per share, diluted	$(0.07)	$0.04	$0.09	$0.03

Weighted-average number of common shares outstanding, basic	37,198	36,317	36,933	35,812

Weighted-average number of common shares outstanding, diluted	37,198	37,064	37,401	36,483

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	December 31,	%	December 31,	December 31,	%
	2008	2007	change	2008	2007	change
Geographic
Domestic	$74,839	$62,998	18.8%	$282,081	$235,748	19.7%
International	45,270	40,158	12.7%	183,466	151,102	21.4%

Total net sales	$120,109	$103,156	16.4%	$465,547	$386,850	20.3%

Product Line
Hip products	$41,915	$34,363	22.0%	$160,788	$134,251	19.8%
Knee products	29,779	27,323	9.0%	119,895	102,334	17.2%
Extremity products	24,820	18,953	31.0%	88,890	62,302	42.7%
Biologics products	20,851	19,893	4.8%	82,399	76,029	8.4%
Other	2,744	2,624	4.6%	13,575	11,934	13.8%

Total net sales	$120,109	$103,156	16.4%	$465,547	$386,850	20.3%

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Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2008
	International	Total	International	Total
	Net Sales	Net Sales	Net Sales	Net Sales
Net sales, as reported	$45,270	$120,109	$183,466	$465,547
Currency impact as compared to prior period	1,994	1,994	(7,872)	(7,872)

Net sales, excluding the impact of foreign currency	$47,264	$122,103	$175,594	$457,675

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Operating Income
Operating income (loss), as reported	$10,027	$1,973	$22,413	$1,454

Reconciling items impacting Gross Profit:
Cost of Sales – restructuring	—	2,139	—	2,139
Inventory step-up amortization	18	109	113	418
Non-cash, stock-based compensation	292	483	1,244	2,046

Total	310	2,731	1,357	4,603

Reconciling items impacting Selling, General and Administrative expenses:
Arbitration judgment	—	3,269	—	3,269
Non-cash, stock-based compensation	2,204	3,231	10,644	12,061
U.S. governmental inquiries	2,916	—	7,648	—
Appellate court decision	—	—	2,346	—

Total	5,120	6,500	20,638	15,330

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	517	409	1,613	2,425

Other Reconciling Items:
Restructuring charges	1,110	2,229	6,705	16,734
Acquired in-process research and development	—	—	2,490	—

Total	1,110	2,229	9,195	16,734

Operating income, as adjusted	$17,084	$13,842	$55,216	$40,546

Operating income, as adjusted, as a percentage of net sales	14.2%	13.4%	11.9%	10.5%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Net Income

Net (loss) income, as reported	$(2,691)	$1,384	$3,197	$961
Pre-tax impact of reconciling items:
Non-cash, stock-based compensation	3,013	4,123	13,501	16,532
Restructuring charges	1,110	4,368	6,705	18,873
Arbitration judgment (including interest)	—	3,934	—	3,934
Inventory step-up amortization	18	109	113	418
U.S. governmental inquiries	2,916	—	7,648	—
Appellate court decision (including interest)	—	—	2,638	—
Acquired in-process research and development	—	—	2,490	—

Total	7,057	12,534	33,095	39,757

Tax effect of reconciling items:
Non-cash, stock-based compensation	(576)	(670)	(3,674)	(3,665)
Restructuring charges	(1,275)	(1,531)	(3,451)	(6,416)
Arbitration judgment	—	(1,550)	—	(1,550)
Inventory step-up amortization	(7)	(44)	(44)	(165)
United States governmental inquiries	(1,122)	—	(2,987)	—
Appellate court decision	—	—	(1,030)	—
Acquired in-process research and development	—	—	—	—
Valuation allowance for French NOL’s	11,223	—	11,223	—

Total	8,243	(3,795)	37	(11,796)

Net income, as adjusted	$12,609	$10,123	$36,329	$28,922

	Three Months Ended		Three Months Ended
	December 31, 2008		December 31, 2007
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net (loss) income	$(2,691)	$12,609	$1,384	$10,123
Interest expense on convertible notes	N/A	935	N/A	337

Diluted net (loss) income	$(2,691)	$13,544	$1,384	$10,460

Basic shares	37,198	37,198	36,317	36,317
Dilutive effect of stock options and restricted shares	—	198	747	747
Dilutive effect of convertible notes	—	6,126	N/A	2,189

Diluted shares	37,198	43,522	37,064	39,253

Net (loss) income per share, diluted	$(0.07)	$0.31	$0.04	$0.27

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Twelve Months Ended		Twelve Months Ended
	December 31, 2008		December 31, 2007
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income	$3,197	$36,329	$961	$28,922
Interest expense on convertible notes	N/A	3,741	N/A	337

Diluted net income	$3,197	$40,070	$961	$29,259

Basic shares	36,933	36,933	35,812	35,812
Dilutive effect of stock options and restricted shares	468	468	671	671
Dilutive effect of convertible notes	—	6,126	N/A	552

Diluted shares	37,401	43,527	36,483	37,035

Net income per share, diluted	$0.09	$0.92	$0.03	$0.79

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Net Income per Diluted Share
Net (loss) income, as reported, per diluted share	$(0.07)	$0.04	$0.09	$0.03
Interest expense on convertible notes	0.02	0.01	0.09	0.01
Dilutive effect of convertible notes	0.01	0.00	(0.01)	0.00
Non-cash, stock-based compensation	0.06	0.09	0.23	0.35
Restructuring charges	0.00	0.08	0.07	0.34
Arbitration judgment (including interest)	—	0.06	—	0.07
Inventory step-up amortization	—	0.00	0.00	0.00
U.S. governmental inquiries	0.04	—	0.11	—
Appellate court decision	—	—	0.04	—
Acquired in-process research and development	—	—	0.06	—
Valuation allowance for French NOL’s	0.26	—	0.26	—

Net income, as adjusted, per diluted share	$0.31	$0.27	$0.92	$0.79

Wright Medical Group, Inc.
Reconciliation of Effective Tax Rate, As Reported, to Effective Tax Rate, As Adjusted
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2008	2007	2008	2007
Effective tax rate, as reported	128.6%	9.6%	85.2%	58.8%
Non-cash, stock-based expense	(1.0%)	(4.9%)	(2.1%)	(5.9%)
Restructuring charges	11.2%	18.8%	4.3%	(22.1%)
Arbitration judgment (including interest)	—	4.4%	—	0.4%
Inventory step-up amortization	0.0%	0.1%	0.0%	0.1%
U.S. governmental inquiries	3.9%	—	0.8%	—
Appellate court decision	—	—	0.4%	—
Acquired in-process research and development	—		(3.1%)
Valuation allowance for French NOL’s	(119.3%)	—	(52.0%)	—

Effective tax rate, as adjusted	23.4%	28.0%	33.5%	31.3%

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$87,865	$229,026
Marketable securities	57,614	15,535
Accounts receivable, net	102,046	83,801
Inventories	176,059	115,290
Prepaid expenses and other current assets	53,071	45,342
Assets held for sale	—	2,207

Total current assets	476,655	491,201

Property, plant and equipment, net	133,651	99,037
Goodwill and intangible assets, net	70,772	39,420
Other assets	11,052	40,327

Total assets	$692,130	$669,985

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,877	$19,764
Accrued expenses and other current liabilities	59,247	53,069
Current portion of long-term obligations	125	551

Total current liabilities	75,249	73,384

Long-term obligations	200,136	200,455
Other liabilities	5,117	7,365

Total liabilities	280,502	281,204

Stockholders’ equity	411,628	388,781

Total liabilities and stockholders’ equity	$692,130	$669,985